News Release
                                  ------------

January 27, 2005                             Contact: Dennis R. Stewart, EVP/CFO
FOR IMMEDIATE RELEASE                                 (215) 579-4000

           TF Financial Corporation Announces Record Earnings for 2004
                      and 6% Increase in Quarterly Dividend

Newtown, Pennsylvania: TF Financial Corporation (Nasdaq National Market - THRD) today reported record net income of $6,567,000 ($2.33 per diluted share) for 2004, compared with a net loss of $5,834,000 ($2.30 per diluted share) during 2003. Earnings for 2003 included the $9,334,000 ($3.35 per diluted share) after-tax net cost of the Corporation's debt refinancing transaction completed during the third quarter of 2003. Excluding this transaction, the Corporation's net income was $3,500,000 ($1.27 per diluted share) for 2003. During the fourth quarter of 2004 net income was $1,588,000 ($0.56 per diluted share) compared with $1,516,000 ($0.54 per diluted share) during the fourth quarter of 2003.

The Corporation also announced that its Board of Directors had declared a quarterly cash dividend of $0.18 per share, payable February 15, 2005 to shareholders of record on February 7, 2005. This dividend is a 6% increase over the amount paid during the fourth quarter of 2004.

Results for 2004 represent the highest level of core earnings since the Corporation became a public company in 1994, and fulfills our objective announced during the third quarter of 2003 to significantly improve earnings as a result of the debt refinancing that occurred in the third quarter of 2003. Other highlights for 2004 include a 9.3% increase in net loans outstanding, a 9.3% increase in loan loss reserves, and a 60% decrease in non-performing loans. Return on assets and return on equity were 1.01% and 10.78%, respectively, during the fourth quarter of 2004. When these ratios are combined with our net interest margin of 3.73% for the fourth quarter of 2004, our operating performance compares very favorably to other top performing community bank holding companies.

Kent C. Lufkin, President and CEO stated that "we are extremely pleased with our strong earnings and other achievements during 2004. In addition, we are very excited about the many initiatives planned for 2005. These include a bold new look and slogan, innovative products and delivery methods, as well as a new branch later in the year. All of these efforts are designed to differentiate us from our competition, grow the Bank, and further ensure our long term success."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                            T F FINANCIAL CORPORATION
                              FINANCIAL INFORMATION
                  (dollars in thousands except per share data)

                                                              THREE MONTHS          INC          TWELVE MONTHS           INC
                                                              ------------                       -------------
                                                         12/31/04      12/31/03    (DEC)     12/31/04      12/31/03     (DEC)
                                                         --------      --------    -----     --------      --------     -----

EARNINGS SUMMARY

          Interest Income                               $   7,848    $   7,729     1.5%     $  31,221    $  32,377      -3.6%
          Interest expense                                  2,349        2,188     7.4%         8,866       15,252     -41.9%
          Net interest income                               5,499        5,541    -0.8%        22,355       17,125      30.5%
          Loan loss provision                                 150           60   150.0%           600          330      81.8%
          Non-interest income                                 623          636    -2.0%         2,608        2,690      -3.0%
          Non-interest expense                              3,800        3,887    -2.2%        15,329       28,703     -46.6%
          Income taxes (benefit)                              584          714   -18.2%         2,467       (3,384)     n. m.
          Net income (loss)                             $   1,588    $   1,516     4.7%     $   6,567    $  (5,834)     n. m.

          Pro forma net income (b)                      $   1,588    $   1,516     4.7%     $   6,567    $   3,500      87.6%

PER SHARE INFORMATION

          Earnings (loss) per share, basic              $    0.58    $    0.59    -1.7%     $    2.44    $   (2.30)     n. m.
          Earnings (loss) per share, diluted            $    0.56    $    0.54     3.7%     $    2.33    $   (2.30)     n. m.

          Pro forma earnings per share, basic (b)       $    0.58    $    0.59    -1.7%     $    2.44    $    1.38      76.8%
          Pro forma earnings per share, diluted (b)     $    0.56    $    0.54     3.7%     $    2.33    $    1.27      83.5%

          Dividends paid                                $    0.17    $    0.15    13.3%     $    0.66    $    0.60      10.0%

FINANCIAL RATIOS

          Annualized return on average assets (b)           1.01%        0.45%   124.4%         1.06%        0.38%     178.9%
          Annualized return on average equity (b)          10.78%        4.82%   123.7%        11.58%        4.20%     175.7%
          Efficiency ratio (b)                             63.63%       78.53%   -19.0%        62.92%       80.40%     -21.7%

AVERAGE BALANCES

          Loans                                         $ 437,530    $ 401,769     8.9%     $ 423,482    $ 378,414      11.9%
          Mortgage-backed securities                      122,574      128,090    -4.3%       128,759      154,721     -16.8%
          Investment securities                            32,177       31,935     0.8%        30,969       62,747     -50.6%
          Other interest-earning assets                       617        3,181   -80.6%         1,127       45,590     -24.0%
          Total earning assets                            592,898      564,975     4.9%       584,337      641,472      -8.9%
          Non-earning assets                               34,062       36,416    -6.5%        34,645       33,839       2.4%
          Total assets                                    626,960      601,391     4.3%       618,982      675,311      -8.3%

          Deposits                                        458,522      458,458     0.0%       465,097      449,925       3.4%
          FHLB advances                                   104,066       83,020    25.4%        91,660      160,325     -42.8%
          Total interest bearing liabilities              562,588      541,478     3.9%       556,757      610,250      -8.8%
          Non-interest bearing liabilities                  5,786        5,903    -2.0%         5,536        4,195      32.0%
          Stockholders' equity                             58,586       54,010     8.5%        56,689       60,866      -6.9%
          Total liabilities & stockholders'             $ 626,960    $ 601,391     4.3%     $ 618,982    $ 675,311      -8.3%
               equity

SPREAD AND MARGIN ANALYSIS

Average yield on:
          Loans                                             5.74%        5.96%                  5.75%        6.18%
          Mortgage-backed securities                        3.95%        4.36%                  4.42%        4.35%
          Investment securities                             4.65%        3.68%                  4.45%        3.13%
          Other interest-earning assets                     1.93%        1.37%                  1.24%        1.04%
Average cost of:
          Deposits                                          1.29%        1.33%                  1.27%        1.57%
          FHLB advances                                     3.30%        3.11%                  3.21%        5.12%

Interest rate spread                                        3.65%        3.84%                  3.79%        2.57%
Net interest margin                                         3.73%        3.91%                  3.86%        2.69%

                            T F FINANCIAL CORPORATION
                              FINANCIAL INFORMATION
                  (dollars in thousands except per share data)


                                                              THREE MONTHS          INC          TWELVE MONTHS         INC
                                                              ------------                       -------------
                                                         12/31/04      12/31/03    (DEC)     12/31/04      12/31/03   (DEC)
                                                         --------      --------    -----     --------      --------   -----
NON-INTEREST INCOME

          Retail banking fees                           $     615      $   636    -3.3%       $ 2,600      $ 2,372   9.6%
          Gain on sale of loans                                 8            -     0.0%             8            -   0.0%
          Gain (loss) on sales of securities                    -            -     0.0%             -          208 -100.0%
          Gain on sale of real estate                           -            -     0.0%             -          110 -100.0%

NON-INTEREST EXPENSE

          Salaries and benefits                             2,088        2,130    -2.0%         8,769        8,186   7.1%
          Occupancy                                           666          583    14.2%         2,518        2,488   1.2%
          Deposit insurance                                    17           17     0.0%            70           72  -2.8%
          Professional fees                                   156          181   -13.8%           615          609   1.0%
          Deposit intangible amortization                      34           40   -15.0%           155          185 -16.2%
          Advertising                                         165          138    19.6%           655          551  18.9%
          Other                                               674          798   -15.5%         2,547        2,847 -10.5%
          Debt prepayment fee                                   -            -     0.0%             -       13,765 -100.0%


                                                                                                INC
                                                         12/31/04                 12/31/03     (DEC)
                                                         --------                 --------     -----
DEPOSIT INFORMATION

          Non-interest checking                         $  32,636             $  26,375         23.7%
          Interest checking                                54,887                52,647          4.3%
          Money market                                     42,496                44,688         -4.9%
          Savings                                         182,945               188,673         -3.0%
          CD's                                            146,939               146,960          0.0%

OTHER PERIOD ENDING INFORMATION

PER SHARE

          Book value (a)                                $   20.80             $   21.37
          Tangible book value (a)                       $   19.26             $   19.56
          Closing market price                          $   32.00             $   34.20

BALANCE SHEET

          Loans,net                                     $ 442,195             $ 404,649          9.3%
          Cash and cash equivalents                         7,900                 8,241         -4.1%
          Mortgage-backed securities                      118,510               130,404         -9.1%
          Investment securities                            32,150                31,802          1.1%
          Total assets                                    628,976               606,752          3.7%
          FHLB advances and other                         102,747                86,853         18.3%
          Stockholders' equity                             61,225                55,480         10.4%

ASSET QUALITY

          Non-performing loans                                960                 2,282        -57.9%
          Loan loss reserves                                2,307                 2,111          9.3%
          Reserves to gross loans                           0.52%                 0.52%          0.0%
          Non-performing loans to gross loans               0.22%                 0.56%        -60.7%
          Non-performing loans to total assets              0.15%                 0.38%        -60.5%
          Foreclosed property                                 700                   868        -19.4%
          Foreclosed property to total assets               0.11%                 0.14%        -21.4%
          Non-performing assets to total assets             0.26%                 0.52%        -50.0%

OTHER STATISTICAL INFORMATION

          Shares outstanding (000's) (a)                    2,742                 2,596
          Number of branch offices                             14                    14
          Full time equivalent employees                      175                   171

(a) excludes 202,000 and 220,000 employee stock ownership plan shares at December 31, 2004 and 2003, respectively.

(b) excludes $14,142,000 pre-tax and $9,334,000 after tax cost attributable to the debt refinancing transaction of 2003.

n.m not meaningful